Provectus Q4 2024 Investor Update

NOVEMBER 14, 2024

provectus biopharmaceuticals

Today's Agenda

Host: Alyssa Barry, Alliance Advisors IR, President

Opening Remarks: Ed Pershing, Provectus, Chairman and Chief Executive Officer

Company Updates: Dominic Rodrigues, Provectus, Vice Chairman and President

Q&A: Alyssa (Moderator), Ed, and Dominic

Closing Comments: Ed

Thank You & Sign-off: Alyssa



Forward-Looking Statements

The information provided in this presentation may include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, relating to the business of Provectus and its affiliates, which are based on currently available information and current assumptions, expectations, and projections about future events and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are often, but not always, identified by the use of words such as "aim," "likely," "outlook," "seek," "anticipate," "budget," "plan," "continue," "estimate," "expect," "forecast," "may," "will," "would," "project," "projection," "predict," "potential," "targeting," "intend," "can," "could," "might," "should," "believe," and similar words suggesting future outcomes or statements regarding an outlook.

The safety and efficacy of Provectus's drug agents and/or their uses under investigation have not been established. There is no guarantee that the agents will receive health authority approval or become commercially available in any country for the uses being investigated or that such agents as products will achieve any revenue levels.

Due to the risks, uncertainties, and assumptions inherent in forward-looking statements, readers should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this presentation are made as of the date hereof or as of the date specifically specified herein, and the Company undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except in accordance with applicable securities laws. The forward-looking statements are expressly qualified by this cautionary statement.

Risks, uncertainties, and assumptions include those discussed in the Company's filings with the U.S. Securities and Exchange Commission, including those described in Item 1A of Provectus' Annual Report on Form 10-K for the period ended December 31, 2023 and the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2024.

Opening Remarks
(Ed)

Value

- Provectus's value will be determined by the unique capabilities of the rose bengal sodium (RBS) molecule, the Company's proprietary synthesis process for manufacturing pharmaceutical-grade RBS API, and the potential, numerous, global market opportunities to address different unmet medical needs in an affordable and accessible manner for patients
- Provectus's worth will be driven by RBS's therapeutic strengths, patient impact, growth prospects, and market potential, rather than dictated by strictly financially-driven parties

Pharmaceutical grade RBS

- Provectus currently has a unique position as the world's sole provider of pharmaceutical-grade RBS API
- Access to this API is essential for the development and commercialization of RBS-based therapeutics by Provectus and/or the Company's future partners, underscoring Provectus's potential strategic value in the biotech sector

Opening Remarks (cont'd)
(Ed)

Business model

- We believe that a dynamic and multi-faceted business model for Provectus is essential to fully realizing RBS's capabilities and the Company's intrinsic value—and consequently Provectus's market capitalization
- This business model may have to be tailored to each specific disease area the Company targets, potentially requiring different business strategies to maximize RBS's therapeutic potential, Provectus's market growth, and, thus, the Company's value

Injectable solid tumor cancers: Clinical-stage PV-10

(Dominic)

Metastatic pancreatic ductal adenocarcinoma (mPDAC)

- Provectus's current goal is to secure an FDA Type C meeting in 1H25 for the clearance of the Company-sponsored mPDAC Phase 1 clinical trial program, enabling patient enrollment at Moffitt Cancer Center (Moffitt) under the leadership of a principal investigator in Moffitt's Gastrointestinal (GI) Oncology Program

Preoperative penile squamous cell carcinoma (penile SCC)

- There remains significant interest and potentially funding from Moffitt for principal investigators and other clinicians in its Genitourinary (GU) Oncology Program to conduct an investigator-initiated study
- Provectus's current objective is to try to initiate a penile SCC Phase 1 clinical trial in 2025

Ophthalmology: Clinical-stage PV-305 & Launching a clinical-stage startup company

(Dominic)

Overview

- Provectus is forming a clinical-stage biotechnology start-up company to commercialize innovative ocular research from the University of Miami's Miller School of Medicine's Bascom Palmer Eye Institute—rose bengal photodynamic antimicrobial therapy (RB PDAT)
- This new company (NewCo) initially focus on treating infectious keratitis (IK) using RBS

Goals and objectives

- Provectus's current goal is to launch NewCo and close its seed round investment in 4Q24
- We currently anticipate a data readout in 4Q24 from the NIH's National Eye Institute-funded REAGIR Phase 3 trial of Bascom Palmer's RB PDAT in an adjunctive setting versus standard topical antibiotic treatment for fungal and parasitic IK
- NewCo currently aims to pursue a pre-IND submission meeting in 1H25

Ophthalmology (cont'd)

(Dominic)

Deal structure

- NewCo's seed round would be up to $3 million (for common stock) in three milestone-based funding tranches; post-money valuations would range from $20 million to ~$33 million
- The funding would support completing a pre-IND submission meeting to clarify the pathway, and define the timeline and cost, for an initial approval of RBS PDAT for the treatment of an initial IK indication, and to submit and secure the acceptance of an IND for the use of RBS in ophthalmology
- NewCo may raise up to another $3 million under the same above terms, conditions, and valuations

Ophthalmology (cont'd)
(Ed)

An opportunity for Provectus monetization

- NewCo embodies Provectus's dynamic business model
- Establishing and spinning out a clinical-stage, ophthalmology-focused, biotechnology company—as a majority-owned affiliate of Provectus—aligns well with the Company's strategic interests
- It also offers potential value to Provectus stockholders by expanding into a high-growth area with significant unmet medical needs
- In this situation, Provectus's willingness to employ a versatile business model helped unlock a promising investigational treatment developed by a leading global academic medical center and its researchers and clinicians

Manufacturing
(Dominic)

PV-10

- Provectus is currently working with our CDMO partner to produce a new clinical supply of PV-10 for injectable solid tumor cancers

PV-305

- The Company is also working with this CDMO to produce an initial clinical supply of PV-305 for ophthalmology

CMC

- Consistently manufactured, highly pure RBS API, and Provectus's strong RBS API and RBS-based investigational drug CMC data and capabilities, are essential to achieving regulatory approval and ensuring drug quality, safety, and efficacy
- Robust CMC processes are a foundational element of any successful drug development program, and a critical aspect of Provectus's commitment to high standards of API and drug manufacturing

Veripure
(Dominic)

Trademark

- Provectus's goal for developing this brand and pursuing its trademark is to definitively establish the Company's proprietary technology and processes for producing pharmaceutical-grade RBS API at near-100% purity

Open-source RBS medical research

- Provectus aims to become the primary global source of pharmaceutical-grade RBS for all non-clinical medical research on the RBS molecule
- The Company's 'open-source research' approach aims to broadly enable third party exploration of the therapeutic and diagnostic applications of RBS API, targeting a launch in 1H25; Provectus's message to researchers: *Collaborate with Provectus to create a potentially viable regulatory pathway for your RBS innovation to become a treatment reality for patients*
- Early steps to establish pharmaceutical-grade RBS in academia in advance of a Veripure launch include journal articles on infectious diseases[1,2] and ophthalmology[3]

[1] Kurosu M, Mitachi K, Yang J, Pershing EV, Horowitz BD, Wachter EA, Lacey JW 3rd, Ji Y, Rodrigues DJ. Antibacterial Activity of Pharmaceutical-Grade Rose Bengal: An Application of a Synthetic Dye in Antibacterial Therapies. Molecules. 2022 Jan 5;27(1):322. doi: 10.3390/molecules27010322. PMID: 35011554; PMCID: PMC8746496. [2] Kurosu M, Mitachi K, Pershing EV, Horowitz BD, Wachter EA, Lacey JW 3rd, Ji Y, Rodrigues DJ. Antibacterial effect of rose bengal against colistin-resistant gram-negative bacteria. J Antibiot (Tokyo). 2023 Jul;76(7):416-424. doi: 10.1038/s41429-023-00622-1. Epub 2023 Apr 19. PMID: 37076631. [3] 1. Salomon Merikansky M. Rose Bengal photodynamic antimicrobial therapy for infectious keratitis. PentaVision. November 1, 2024. Accessed November 13, 2024. https://www.cornealphysician.com/issues/2024/november/rose-bengal-photodynamic-antimicrobial-therapy-for-infectious-keratitis/.

Veripure (cont'd)
(Ed)

Other technologies

- We believe that Provectus's collaborative philosophy of open-source research, together with our business culture, can facilitate and support the addition of other medical science and technology to the Company's platform

Business model

- Veripure and Provectus's open-source research initiative for RBS API exemplify the Company's dynamic business model
- Leveraging Provectus's proprietary RBS API manufacturing process to empower other scientists, physician-researchers, clinicians, and their respective organizations to develop immunotherapy medicines based on RBS across a wide range of diseases aligns well with Provectus's strategic goals, and may potentially create substantial value for Provectus stockholders by expanding the scope and impact of the Company's innovative platform

Other research
(Dominic)

Dermatology & Wound healing: Clinical-stage PH-10

- Provectus anticipates the initiation of a large animal study in 1Q25—a collaborative effort between Company research programs at The Rockefeller University (TRU) in New York City and the University of Texas Medical Branch (UTMB) in Galveston
- This non-clinical study will use an RBS API drug formulation to target a range of dermatological conditions and treat full-thickness cutaneous wounds, showcasing Provectus's expanding applications in dermatology and advanced wound care
- TRU and UTMB's collaboration highlights Provectus's commitment to addressing global opportunities that target and combat disease, a core driver of the Company's value
- The potential addressable markets for RBS API applications in dermatology, supported by previous, promising, non-clinical research and the safety profile of PH-10, Provectus's clinical-stage dermatology agent, appear to be a very substantial growth opportunity

Other research (cont'd)

(Dominic)

Canine cancers

- The effort by the University of Tennessee College of Veterinary Medicine to establish a foundational non-clinical research dataset of *in vitro* activity and *in vivo* safety of PV-10 for treating soft tissue sarcomas in dogs has been surprisingly inefficient, notwithstanding extensive, relevant, non-clinical data available from Provectus and its collaborators as well as in the biomedical literature
- Provectus's current objective is to refocus this program towards developing an INAD application that leverages the Company's existing human data and cross-references PV-10's existing IND to streamline canine drug development

Other research (cont'd)
(Dominic)

Pending medical journal articles

- Head and neck SCC by Moffitt (non-clinical)
- mNET by Australian clinicians (clinical)
- Tissue regeneration and repair by the University of Nevada, Las Vegas (non-clinical)

Q&A

(Alyssa [Moderator], Ed, and Dominic)

Closing Comments
(Ed)

Value

- Provectus's value will be defined by RBS's unique capabilities, the Company's proprietary molecular manufacturing method, and opportunities to expand our pipeline-in-a-platform

Pharmaceutical-grade RBS

- Provectus is currently the world's sole provider of pharmaceutical-grade RBS API, with the objective of supporting all medical research involving RBS beyond the Company's own drug development initiatives

Business model

- Realizing Provectus's fundamental value and maximizing its market capitalization demands flexibility, adaptability, and versatility

Healthcare macro environment

- We don't yet know the potential impact of the new presidential administration on drug development and the possible challenges to/opportunities for the regulatory environment
- We see this situation as a potential overall positive for Provectus (e.g., science and technology acceptance, fundraising, operations, etc.)

Thank You!

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Contact Us:
investorrelations@pvct.com
www.ProvectusBio.com

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Acronyms

API = active pharmaceutical ingredient

FDA = U.S. Food and Drug Administration

RB PDAT = rose bengal photodynamic antimicrobial therapy

RBS PDAT = rose bengal sodium photodynamic antimicrobial therapy

NIH = National Institutes of Health

REAGIR = Rose Bengal Electromagnetic Activation with Green Light for Infection Reduction

IND = investigational new drug

CDMO = Contract Development and Manufacturing Organization

CMC = Chemistry, Manufacturing, and Controls

INAD = Investigational New Animal Drug

mNET = metastatic neuroendocrine tumors